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                                                                      EXHIBIT 11

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                       FIVE YEARS ENDED DECEMBER 31, 1993
                      (In thousands except per share data)


                                                   1993          1992         1991          1990          1989
                                                 -------       --------     -------       -------       -------
Income before cumulative effect of
change in accounting principles                  $66,306       $94,090      $90,597       $86,022       $79,364

Cumulative effect of change in
accounting principles                               -          (16,506)        -             -             -
                                                 -------       --------     -------       -------       -------

Net Income after cumulative effect
of change in accounting principles               $66,306       $77,584      $90,597       $86,022       $79,364
                                                 =======       =======      =======       =======       =======

Weighted average number of common shares
outstanding during the year                       31,222        31,177       31,095        31,000        31,089

Common equivalent shares                             398           466          475           414           389
                                                 -------       -------      -------       -------       -------

Average number of shares outstanding              31,620        31,643       31,570        31,414        31,478
                                                 =======       =======      =======       =======       =======

Earnings per share:

     Income before cumulative effect of
     change in accounting principles               $2.10         $2.97        $2.87         $2.74         $2.52

     Cumulative effect of change in
     accounting principles                           -          ($0.52)         -             -              -

     Net income                                    $2.10         $2.45        $2.87         $2.74         $2.52